Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

SATIXFY COMMUNICATIONS LTD

1.	NAME OF THE COMPANY.

The name of the Company is:
SATIXFY COMMUNICATIONS LTD.		(in English); and

(in Hebrew)

2.	DEFINITIONS AND INTERPRETATION. In these Articles each of the following terms shall have the meaning appearing opposite it:

2.1.	"Additional Shares" means for the purposes of Article 8.4(c) regarding the adjustment of the Conversion Price of a Preferred B Share, any Ordinary Shares issued (or deemed to have been issued pursuant to Article 8.4(c)(iv)) by the Company after the date of allotment of such Preferred B Shares

2.2.	“Articles” means these Articles of Association of the Company, including any amendments thereto.

2.3.	“Board” or “Board of Directors” means the Board of Directors of the Company duly appointed in accordance with these Articles and applicable law.

2.4.	"Business" means the satellite communication technology business as ordinarily conducted by the Company

2.5.	"Business Day" means a day on which banks are generally open for business in Israel (other than a Friday, Saturday and public holiday).

2.6.	"Business Plan" means the business plan of the Company and its subsidiaries

2.7.	"Catalyst" means CEL Catalyst Communications Ltd.

2.8.	“Company” means SatixFy Communications Ltd.

2.9.	“Companies Law” means the Companies Law, 5759-1999, and any amendments thereto.

2.10.	“Control” means the (i) direct or indirect ownership of at least majority of equity rights in an entity, or (ii) the right to elect fifty percent (50%) or more of the board members of such entity.

2.11.	"Deemed Liquidation" means (a) a M&A Transaction; and (b) a transfer or grant by the Company of a worldwide, perpetual, exclusive license over all, or substantially all, of the Company's intellectual property.

2.12.	“Director” means any member of the Board of Directors.

2.13.	"EBIDTA" means earnings before interest, taxes, depreciation, and amortization

2.14.	“Equity Securities” means, with respect to any person that is a legal entity, any and all shares of capital stock, membership interests, units, profit interests, ownership interests, equity interests, registered capital, and any other equity securities of such person, and any option, warrant or right to subscribe for or purchase any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

2.15.	"ESOP/EMI/RSU" means any share incentive scheme for the benefit of employees, officers, directors and/or consultants of the Company and its affiliates.

2.16.	"Exempted Securities" means (i) any Equity Securities of the Company issued to employees, Directors or officers of, or consultants or advisors to, the Company pursuant to an ESOP/EMI/RSU of the Company; (ii) any Equity Securities of the Company issued upon any stock split, stock dividend, stock combination, bonus shares, reclassification and similar recapitalization events; (iii) any Ordinary Shares issued upon conversion of Preferred Shares; (iv) any Equity Securities with respect to which (A) the Majority Shareholders and (B) Catalyst has resolved that such securities shall be Exempted Securities; and (v) Equity Securities of the Company sold to the public pursuant to a Listing; and (vi) shares issued upon conversion of any Equity Securities issued under items (i)-(v) above.

2.17.	“Follow On Investors" means Golden Arie_High Tech Investments Pte and Glory Ventures Investments Fund II L.P.

2.18.	"Founder(s)” means Yoel Gat, Doron Rainish and Yoav Leibovitch.

2.19.	“Fully Diluted Equity” means the aggregate of (a) all issued shares; and (b) all shares due to be issued on the exercise in full of all options or rights (whether or not contingent and assuming full performance of any performance-linked rights) convertible into, exchangeable for or to subscribe for shares (including under any ESOP/EMI/RSU).

2.20.	“General Meeting” or “Meeting” means a General Meeting as such term is defined under the Companies Law.

2.21.	"Group" means the Company and its subsidiaries.

2.22.	"Group Company" means the Company or any of its subsidiaries.

2.23.	"Liquidation Event" includes (a) bankruptcy, liquidation or winding up of the Company; or (b) a Deemed Liquidation

2.24.	"Listing" means any admission, listing, trading or dealing of any part of the share capital or other securities of the Company on any recognised stock exchange or securities market in any country;

2.25.	"M&A Transaction" means a sale of all or substantially all of the assets of the Company or that of any of its subsidiaries, or an acquisition of the Company by another person or entity by means of any transaction or a series of transactions (including any reorganization, merger, amalgamation, consolidation or share transfer) where the Shareholders of the Company immediately preceding such transaction own, following such transaction, less than 50% of the voting shares of the Company.

2.26.	"Majority Shareholders" means the Holders who collectively own (directly or indirectly) more than 50% of the Fully Diluted Equity.

2.27.	"New Shares" means any shares or rights, options, or warrants to purchase any shares or securities of any type whatsoever that are, or may become, convertible into shares, in each case, whether now or hereafter authorized.

2.28.	“Office” or the “Registered Office” means the registered office of the Company.

2.29.	“Ordinary Shares” means the Ordinary Shares of the Company, each with a nominal value of NIS 0.0001 per share.

2.30.	“Person” means any individual, corporation, joint venture, trust, unincorporated organization, limited liability company, or partnership.

2.31.	“Preferred A Shares” means the Preferred A Shares of the Company, each with a nominal value of NIS 0.0001 per share.

2.32.	“Preferred B Shares” means the Preferred B Shares of the Company, each with a nominal value of NIS 0.0001 per share.

2.33.	“Preferred C Shares” means the Preferred C Shares of the Company, each with a nominal value of NIS 0.000 1 per share.

2.34.	“Preferred Shareholder(s)” means, from time to time, the Holder(s) of Preferred Shares.

2.35.	“Preferred Shares” means the Preferred A Shares, Preferred B Shares and Preferred C Shares.

2.36.	“QIPO” or "Qualified IPO" means a Listing that ascribes a pre-money equity valuation of the Company of not less than US$300,000,000;

2.37.	“Shareholder” or “Holder” means the entities and persons listed in the Shareholders Register.

2.38.	“Shareholders Register” or the “Register” or the “Register of Shareholders” means the Register of Shareholders of the Company, indicating the identity of the owners of the Company’s shares.

2.39.	"Shareholders' Agreement" means that certain shareholders' agreement relating to the Company entered into between the Company and its shareholders on January ______, 2020.

2.40.	"Significant Shareholder" means a Holder of at least (a) 5% of the Fully Diluted Equity and/or (b) 20% of the total Preferred B Shares issued and outstanding.

2.41.	"Subscription Price” means: (i) with regard to each Preferred A Share, 1/1000 (one one-thousandth) of the price per share paid by the Holder of such Preferred A Share for such Shareholder's original Preferred A Share in SatixFy Limited (Hong Kong), (ii) US$ 4.395 per each Preferred B Share and (iii) US$ 6.078 per each Preferred C Share, all subject to appropriate adjustment in the event of any share dividend, bonus shares, share split, combination or other similar recapitalization with respect to the Preferred Shares.

2.42.	“Transfer” means any direct or indirect transfer, sale, donation, assignment, pledge, hypothecation, attempted disposal, grant of a security interest in or other disposal of all or any portion of a security, or any interest or rights in a security. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

3.	The words and expressions in these Articles shall have the meaning attributed to them at that time in the Companies Law, unless such meaning is inconsistent with the subject or content thereof; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto under the Companies Law; words in the singular shall include the plural and vice versa; words in the masculine shall include the feminine and vice versa. Whenever these Articles determine a period by number of days or weeks from a given date, such given date shall not be included in that period. Captions in these Articles at the head of an article or section are not part of the Articles and are not to be taken into account for the purpose of interpreting the Articles.

4.	If the context does not imply otherwise, any reference in these Articles to any law or regulation or enactment will include any changes therein or enactment or re-enactment thereof, as well as any law, regulation or other enactment replacing them.

5.	PRIVATE COMPANY

At any time prior to an QIPO, the Company is a private company, as such term is defined in the Companies Law, and the following shall apply:

5.1.	The right of transfer of shares shall be restricted as hereinafter provided.

5.2.	Any public offering of shares or debentures of the Company is hereby prohibited.

5.3.	The number of Shareholders of the Company for the time being shall not exceed fifty (50) (exclusive of persons who are in the employ of the Company, and of persons who, having been formerly in the employ of the Company were while in such employ, and have continued after such employment to be, Shareholders of the Company). For the purpose of this Article 5.3, where two (2) or more persons hold one (1) or more shares of the Company jointly, they shall be treated as a single Shareholder.

6.	OBJECTS OF THE COMPANY AND ITS POWER TO MAKE DONATIONS

6.1.	The objects of the Company are to carry on, deal with, and engage in, any legal business, and to take any legal action under any applicable law.

6.2.	The Board of Directors may initiate from time to time any business the Company may deal with implicitly or explicitly under these Articles, and may terminate from time to time such business, as it deems beneficial for the Company.

6.3.	The Company may donate reasonable sums of funds for any purpose it deems appropriate, even if such donation is not for a business purpose.

7.	THE COMPANY’S SHARE CAPITAL

7.1.	The authorized share capital of the Company is:

(i)	185,830,000 Ordinary Shares;

(ii)	7,300,000 Preferred A Shares;

(iii)	4,870,000 Preferred B Shares; and

(vi)	2,000,000 Preferred C Shares.

7.2.	The Company may alter its share capital in accordance with the Companies Law and these Articles.

7.3.	Subject to the Companies Law, these Articles and Article 39, the Company may issue any shares having preferred rights, deferred rights or other special rights, or limited rights in relation to voting, dividend, return of capital, participation in surplus assets or otherwise as the Company shall determine from time to time. For the avoidance of doubt, the creation (or authorization of the creation), increase or decrease of the authorized, or issuance (or authorization of the issuance) of any Equity Securities, including, without limitation, Equity Securities with any preference or priority as to dividends or assets superior to or on a parity with that of existing Equity Securities, shall not be deemed to impair or have any adverse effect on any of the rights or obligations of the then existing Equity Securities.

8.	PREFERRED SHARES

The Preferred Shares shall have the following rights and privileges:

8.1.	Voting. On any matter presented to the Shareholders of the Company for their action or consideration at any meeting of Shareholders of the Company (or by written consent of Shareholders in lieu of meeting), each Holder of outstanding Preferred Shares shall be entitled to vote the number of votes equal to the number of whole shares of Ordinary Shares into which the Preferred Shares held by such Holder are convertible pursuant to Article 8.4 hereof as of the record date for determining Shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, and without derogating from any special rights granted to the Preferred Shares in these Articles (including, without limitation, Article 39), holders of Preferred Shares shall vote together with the holders of Ordinary Shares as a single class on an as converted basis.

8.2.	Dividend Preference.

Dividends of the Company shall be paid to each Holder in proportion to his/her/its shareholding in the total issued share capital of the Company. For the purpose of calculating the shareholding of a Holder under this Article 8.2, the Preferred Shares owned by such Holders shall be treated as Ordinary Shares on an as converted basis.

Except for a distribution pursuant to Article 8.3 below, no dividend shall be declared or paid or any other distribution or return of capital made or agreed to be made with respect to any Shares or other Equity Securities of the Company, other than Preferred B Shares, unless the holders of Preferred B Shares have first received in respect of each Preferred B Share held by them an amount by way of dividend equal to the Preferred B Liquidation Preference (as defined below) subject to the Preferred B Cap (as defined below). Thereafter, there shall no longer be a dividend preference to the Holders of Preferred B Shares.

8.3.	Liquidation Preference

8.3.1	In the event of a Liquidation Event which is not a Deemed Liquidation, all assets and funds of the Company legally available for distribution to the Shareholders (after satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to the Shareholders of the Company as follows:

(a)	First, Holders of the Preferred B Shares and the Preferred C Shares shall be entitled to receive for each Preferred B Share / Preferred C Share (as applicable) held by such Holder, prior and in preference to any distribution of any of the assets or funds of the Company to the Holders of any other class or series of shares by reason of their ownership of such shares, the following amount:

(i)	For each Preferred B Share, an amount equal to the higher of: (i) 200% of the Preferred B Subscription Price, plus all declared but unpaid dividends; and (ii) an amount which constitutes an overall internal rate of return on the Preferred B Subscription Price equal to 20% per annum (from the date the Holder of such Preferred B Share originally invested in SatixFy Limited (Hong Kong)), plus all declared but unpaid dividends (the “Preferred B Liquidation Preference”). Subject to Article 8.3.3 below, the Preferred B Liquidation Preference (excluding the declared but unpaid Dividends) shall be capped at three (3) times the Preferred B Subscription Price (the “Preferred B Cap”);

(ii) For each Preferred C Share, an amount equal to the higher of: (i) 200% of the Preferred C Subscription Price, plus all declared but unpaid dividends; and (ii) an amount which constitutes an overall internal rate of return on the Preferred C Subscription Price equal to 20% per annum (from the date the Holder of such Preferred C Share originally invested in SatixFy Limited (Hong Kong)), plus all declared but unpaid dividends (the “Preferred C Liquidation Preference”). Subject to Article 8.3.3.below, the Preferred C Liquidation Preference (excluding the declared but unpaid dividends) shall be capped at three (3) times the Preferred C Subscription Price (the “Preferred C Cap”).

(the Preferred B Liquidation Preference and the Preferred C Liquidation shall, together, be referred to as the “1st Liquidation Preference”). Upon such distribution the Preferred B Liquidation Preference and the Preferred C Liquidation Preference shall be deemed to be satisfied in full.

If the remaining assets and funds thus distributed among the Holders of the Preferred B Shares and the Preferred C Shares shall be insufficient to permit the payment to such holders (as a whole) of the full 1st Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Holders of the Preferred B Shares and the Preferred C Shares in proportion to the portion of the aggregate 1st Liquidation Preference each such Holder is otherwise entitled to receive pursuant to this sub-Article.

(b)	Second, after full satisfaction of the 1st Liquidation Preference (subject to the Preferred B Cap and the Preferred C Cap), any remaining funds and assets of the Company legally available for distribution to Shareholders (the “Remaining Funds”) shall be distributed as follows:

(i)	All Holders of Preferred A Share(s) shall be entitled to be paid out of the Remaining Funds, before any payment shall be made to the holders of Ordinary Shares, the greater of: (i) an amount per share equal to the Subscription Price of each Preferred A Share held by the Holder (the “ Preferred A Subscription Price”) and any declared and unpaid dividends, plus 8% of the Preferred A Subscription Price per annum compounded on an annual basis (from the date the Holder of such Preferred A Share originally invested in SatixFy Limited (Hong Kong)), less any cash dividends distributed to the Holders of the Preferred A Shares, or (ii) the pro-rata portion of the Remaining Funds in proportion to the amounts such holders would be entitled to receive if all Preferred A Shares were converted into Ordinary Shares immediately prior to the Liquidation Event (not being a Deemed Liquidation) (the “Preferred A Liquidation Preference”);

(ii)	If the Remaining Funds are less than the amount needed to pay the Holders of Preferred A Shares the full Preferred A Liquidation Preference amount as provided above, such Holders shall be entitled to receive the entire Remaining Funds, divided among them on a pro-rata basis based on the amount of the Preferred A Liquidation Preference to which each Holder is entitled hereunder, and upon such distribution the Preferred A Liquidation Preference shall be deemed to be satisfied in full; and

(iii)	After full satisfaction of the 1st Liquidation Preference and the Preferred A Liquidation Preference, the remaining funds and assets of the Company available for distribution to Shareholders (if any) shall be distributed to Holders of Ordinary Shares pro rata in proportion to the number of shares held by each of such holders.

8.3.2	In the event of a Deemed Liquidation, all assets and funds of the Company legally available for distribution to the Holders (after satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to the Holders of the Company as follows:

(a)	First, Holders of the Preferred B Shares and the Preferred C Shares shall be entitled to receive for each Preferred B Share / Preferred C Share (as applicable) held by such Holder, prior and in preference to any distribution of any of the assets or funds of the Company to the Holders of any other class or series of shares by reason of their ownership of such shares, the following amount:

(i)	For each Preferred B Share, the Preferred B Liquidation Preference subject to the Preferred B Cap;

(ii)	For each Preferred C Share, the Preferred C Liquidation Preference subject to the Preferred C Cap;

Upon such distribution the Preferred B Liquidation Preference and the Preferred C Liquidation Preference shall be deemed to be satisfied in full.

If the remaining assets and funds thus distributed among the Holders of the Preferred B Shares and the Preferred C Shares shall be insufficient to permit the payment to such holders (as a whole) of the full 1st Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred B Shares and Preferred C Shares in proportion to the portion of the aggregate 1st Liquidation Preference each such holder is otherwise entitled to receive pursuant to this sub-Article.

(b)	After full satisfaction of the 1st Liquidation Preference as stipulated in the above sub-Article, the remaining funds and assets of the Company available for distribution to Holders (if any) shall be distributed to the holders of Preferred A Shares and Ordinary Shares pro rata in proportion to the number of shares held by each of such Holders (on an as-converted basis).

8.3.3	Notwithstanding the above, in the event that the distributable proceeds in a Liquidation Event (without taking into account the Preferred B Liquidation Preference stated above) provide the Holders of the Preferred B Shares with an amount per each Preferred B Share greater than three (3) times the Preferred B Subscription Price, then the Preferred B Liquidation Preference, the Preferred B Cap, the Preferred C Liquidation Preference, the Preferred C Cap and the Preferred A Liquidation Preference shall all be disregarded and each Holder of Preferred Shares shall instead receive for each Preferred Share its pro rata portion of any distribution with all other Holders of the Company, including the Holders of the Ordinary Shares (on an as converted basis). For the avoidance of doubt, save as provided in this sub-Article, the Preferred B Liquidation Preference, the Preferred C Liquidation Preference and the Preferred A Liquidation Preference shall otherwise be in effect in all of the scenarios described above.

8.3.4	In addition, in the event of a Listing, if the Company's pre-money valuation in the Listing reflects a value to each Preferred B Share held by Catalyst which is less than the Preferred B Liquidation Preference subject to the Preferred B Cap, then prior to the consummation of such Listing and as a condition thereto, Catalyst shall be entitled to receive (at the Company's choice; provided that such choice shall not have significant adverse tax consequences on Catalyst) either (or a combination of): (i) fully vested options exercisable into Ordinary Shares of the Company at an exercise price equal to $0.0, or (ii) Ordinary Shares which shall bring the value of Catalyst's holdings in Preferred B Shares of the Company (on a fully diluted and as converted basis), to the Preferred B Liquidation Preference subject to the Preferred B Cap. In the event of a Deemed Liquidation as contemplated above, such transaction shall be conditioned on the payment to the Holders of Preferred B Shares of no less than the Preferred B Liquidation Preference subject to the Preferred B Cap.

8.4.	Conversion. The Preferred Shares shall be converted into Ordinary Shares in accordance with the following:

Each Preferred Share shall be converted as provided pursuant to sub-Article (a) below into such number of fully paid and nonassessable Ordinary Shares as is determined by dividing its Subscription Price by its then-effective Conversion Price. The Preferred Shares shall not otherwise be convertible into Ordinary Shares. The "Conversion Price" of any Preferred Share shall, as of the date of allotment of such Preferred Share, be its Subscription Price, resulting in a conversion ratio for such Preferred Share of 1:1 as of the date of allotment of such Preferred Share, and shall be subject to adjustment and readjustment from time to time thereafter as hereinafter provided. Any conversion pursuant to this Article 8.4 shall be referred to as a “Conversion.”

(a)	Conversion. Each Preferred Share will be convertible into Ordinary Share(s) (i) at any time at the option of the holder of such Preferred Share, and (ii) in the case of Preferred A Shares, automatically upon the consummation by the Company of an underwritten Listing in which the offer valuation of the Company represents a valuation of not less than 200% of the Company’s pre-money valuation immediately before the applicable Preferred A investment; and (iii) in the case of Preferred C Shares, automatically upon the consummation by the Company of an underwritten Listing; and (iv) in the case of Preferred B Shares, automatically upon the consummation by the Company of a Qualified IPO, provided that if Article 8.3.4 above is applicable, Catalyst has received prior to the consummation of such Qualified IPO additional options or shares pursuant to Article 8.3.4 which shall bring the value of Catalyst's holdings in Preferred B Shares of the Company (on a fully diluted and as converted basis), to an amount equal to the higher of: (A) 200% of the Preferred B Subscription Price, plus all declared but unpaid dividends; and (B) an amount which constitutes an overall internal rate of return on the Preferred B Subscription Price equal to 20% per annum (from the date the Holder of such Preferred B Share originally invested in SatixFy Limited (Hong Kong)), plus all declared but unpaid dividends, subject to the Preferred B Cap.

(b)	Mechanics of Conversion. Upon a Conversion, the holders of the Preferred Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such Holder shall be entitled as aforesaid. Upon a Conversion, the Preferred Shares shall be converted automatically into Ordinary Shares without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent. The Company may affect the conversion of the Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(c)	The Conversion Price of a Preferred B Share shall be subject to adjustment from time to time as follows:

(i).	If the Company shall issue, after the date of allotment of such Preferred B Share, any Additional Shares without consideration or for a consideration per share less than the Conversion Price of the Preferred B Shares in effect immediately prior to the issuance of such Additional Shares, such Conversion Price for such Preferred B Shares in effect immediately prior to each such issuance shall (except as otherwise provided in this Article) be adjusted concurrently with such issuance to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance (including the Preferred Shares on an as-converted basis as if they were then converted in a Conversion, and including all then outstanding convertible, exercisable, and exchangeable Equity Securities of the Company on a fully as-converted, as-exercised and as-exchanged basis) plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would have purchased at such Conversion Price for such Preferred B Shares in effect before such issuance, and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance (including the Preferred Shares on an as-converted basis as if they were then converted in a Conversion, and including all then outstanding convertible, exercisable, and exchangeable Equity Securities of the Company on a fully as-converted, as-exercised and as-exchanged basis) plus the number of such Additional Shares actually issued (calculated on a fully as-converted, as-exercised and as-exchanged basis), unless waived by the Holders of a majority of the then outstanding Preferred B Shares voting together as a single class on an as-if-converted basis.

(ii)	In the case of the issuance of any Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(iii)	In the case of the issuance of any Additional Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

(iv).	In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article 8.4(c):

(1).	The aggregate maximum number of Ordinary Shares deliverable upon exercise, but without taking into account potential anti-dilution adjustments (to the extent then exercisable), of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Articles 8.4(c)(ii) and 8.4(c)(iii), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Ordinary Shares covered thereby.

(2).	The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange for, but without taking into account potential anti-dilution adjustments (to the extent then convertible or exchangeable), any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights, plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Articles 8.4(c)(ii) and 8.4(c)(iii).

(3).	In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of Preferred B Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4).	Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of any Preferred B Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5).	The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to Articles 8.4(c)(iv)(1) and Article 8.4(c)(iv)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article 8.4(c)(iv)(3) and 8.4(c)(iv)(4).

(d)	In the event the Company should at any time or from time to time after the adoption of these Articles fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of Holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (hereinafter referred to as “Ordinary Shares Equivalents”) without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Share Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each class of Preferred Shares shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each such Preferred Share shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding including those issuable with respect to such Ordinary Share Equivalents.

(e)	If the number of Ordinary Shares outstanding at any time after the adoption of these Articles is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the Conversion Price for each class of Preferred Shares shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each share of such class shall be decreased in proportion to such decrease in outstanding shares.

(f)	Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Article 8.4(d), then, in each such case for the purpose of this Article 8.4(f), the Holders of Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the Holders of the number of Ordinary Shares into which their Preferred Shares would be convertible in a Conversion as of the record date fixed for the determination of the Holders of Ordinary Shares entitled to receive such distribution.

(g)	Recapitalisations. If at any time or from time to time there shall be a recapitalisation of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction or other event provided for elsewhere in these Articles), provision shall be made so that the Holders of each Preferred Share shall thereafter be entitled to receive upon conversion of such Preferred Share the number of shares of stock or other securities or property of the Company or otherwise, to which a Holder of the number of Ordinary Shares deliverable upon a Conversion of such Preferred Share held by such Holder would have been entitled on such recapitalisation. In any such case, appropriate adjustment shall be made in the application of the provisions of these Articles with respect to the rights of the Holders of Preferred Shares after the recapitalisation such that the provisions of these Articles (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(h)	No Impairment. The Company will not, by amendment of these Articles or through any reorganisation, recapitalisation, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under Articles 8.4(c) to 8.4(j) by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Articles 8.4(c) to 8.4(j) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of Preferred Shares against impairment.

(i)	No Fractional Shares and Certificate as to Adjustments

i.	No fractional shares shall be issued upon a Conversion of any Preferred Shares. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of an Ordinary Share as determined in good faith by the Board. The number of Ordinary Shares to be issued upon such Conversion shall be determined on the basis of the total number of Preferred Shares of such Holder to be converted into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

ii.	Upon the occurrence of each adjustment or readjustment of the Conversion Price of any class of Preferred Shares pursuant to Articles 8.4(c) to 8.4(j), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such class of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of such Preferred Shares, furnish or cause to be furnished to such Holder a like certificate setting forth (1) such adjustment and readjustment, (2) the Conversion Price for such class of Preferred Shares at the time in effect, and (3) the number of Ordinary Shares and the amount, if any, of other property that at the time would be received upon the Conversion of one such Preferred Share.

(j)	Notices of Record Date. In the event of any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

9.	ORDINARY SHARES. Each Ordinary Share shall confer on the Holder thereof the following rights:

9.1.	Voting. Except as otherwise expressly provided herein or required by law, each Holder of outstanding Ordinary Shares shall be entitled to one (1) vote in respect of each Ordinary Share held thereby of record on the books of the Company on all matters submitted to a vote of the Shareholders of the Company. Each Holder of outstanding Ordinary Shares shall be entitled to notice of any Shareholders’ meeting in accordance with these Articles and shall vote with Holders of the Preferred Shares, voting together as single class on an as converted basis, upon all matters submitted to a vote of Shareholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Article 39) or by law.

9.2.	Dividends. Subject to Article 8.2, the Holders of Ordinary Shares shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

10.	LIMITATION OF SHAREHOLDERS LIABILITY

10.1.	The liability of a Shareholder with respect to the Company’s debts and obligations shall be limited to the unpaid sum, if any, owing to the Company in consideration for the issuance of the Company’s shares held by such Shareholder.

10.2.	Where two (2) or more persons are registered jointly in the Shareholders Register as Holders of a share, they shall be responsible jointly and severally for any call or other liability in connection with such share. However, for the purpose of voting, proxy and giving notices, the Shareholder appearing first in the Shareholders Register shall be deemed sole Holder of such share, unless and until all the persons registered as joint Shareholders have notified the Company in writing another among them should be considered as sole Holder of the shares as set out above.

11.	REGISTERED OFFICE

The Registered Office of the Company shall be situated in Israel at a place to be determined from time to time by the Board of Directors.

12.	SHAREHOLDERS REGISTER

12.1.	The Company shall keep a Register of Shareholders and will record therein the following particulars:

12.2.	With respect to the shares registered in the name of a Shareholder:

12.2.1.	The name, identity number and address of each Shareholder, as notified to the Company;

12.2.2.	The number and class of shares held by each Shareholder, stating their par value and - in the event that a certain amount has not yet been paid on account of the consideration determined for such shares - the amount not yet paid;

12.2.3.	The date of issuance of the shares or the date of their transfer to the Shareholder, as the case may be;

12.2.4.	Should the shares have serial numbers, the Company shall note opposite the name of each Shareholder the respective numbers of the shares registered in such Shareholder’s name;

12.2.5.	The date on which any person has ceased to be a Shareholder in the Company; and

12.2.6.	All those other particulars which under the Companies Law or these Articles are required to be recorded therein.

12.3.	With respect to “dormant shares”, as defined in Section 308 of the Companies Law, their number and the date on which they became dormant.

13.	SHAREHOLDER

13.1.	A Shareholder in the Company shall be whosoever is registered in the Shareholders Register as a Holder of the shares.

13.2.	Wherever two (2) or more persons are registered jointly as the Holders of a share, any one of them is duly authorized to provide receipts binding all the joint Holders for any dividend or other moneys in connection with such share, and the Company may pay all dividends or other moneys due in connection with the share to one (1) or more of them as it deems fit.

13.3.	A Shareholder being a trustee shall be so registered in the Shareholders Register, stating that its holding is in trust and it shall be deemed a Shareholder for all intents and purposes. Should a trustee fail to inform the Company of it being a trustee, such trust shall not be recorded in the Shareholders Register. Except for the above provisions relating to noting the trusteeship in the Shareholders Register, the Company shall not be obliged to recognize the right to a share or any other right in connection with such share, except for the absolute and exclusive right relating thereto of the Shareholder registered in the Shareholders Register as the owner thereof.

14.	SHARE CERTIFICATES

14.1.	A Shareholder is entitled to receive from the Company a share certificate evidencing its ownership of the Company’s shares.

14.2.	Subject to the provisions relating to the form of a share certificate determined, if determined, by the Ministry of Justice pursuant to Section 180 of the Companies Law: (i) the following particulars shall be set out in the share certificate: the name of the Shareholder, the number of shares owned by its to which such certificate relates, the class of such shares, and their par value and serial numbers (to the extent that the Company’s shares are marked by serial numbers); as well as (ii) each share Certificate shall bear the signature of a Director and/or of any other person appointed by the Board of Directors for that purpose.

14.3.	Whenever two (2) or more are registered in the Shareholders Register as joint owners of a share, the Company shall not be obliged to issue more than one (1) share certificate to all the joint owners of the share and the delivery of such certificate to one (1) of the joint owners of a share shall be deemed a delivery to all of them.

14.4.	If any share certificate is erased, mutilated, destroyed or lost, a new share certificate may be issued in lieu thereof based on such proof submitted and such indemnity given as the Board of Directors shall demand, and in the event of a mutilated share certificate - upon return of the old certificate.

15.	PAYMENT CALLS

15.1.	If the terms of issuance of any shares of the Company do not specify a particular date for the payment of all the consideration which is to be paid therefor, or any part thereof, the Board of Directors may from time to time, if it deems fit, make calls on the Shareholders in respect of the amounts not yet paid for their shares, whether on account of the par value of the shares or on account of the premium, and each such Shareholder shall be obliged to pay the Company the amount so demanded from its not later than the date of payment set out in the notice containing the call; provided that the Shareholder shall be given a prior notice of at least fourteen (14) days in respect of any call. The Board of Directors may at any time by notice in writing cancel the call or extend the time of its payment.

15.2.	Joint owners of a share shall be bound, jointly and severally, to pay the amounts set out in any call.

15.3.	In the event that the amounts set out in the call have not been paid in whole or in part by the date of payment set out in the call, the Shareholders shall be obliged to pay linkage differences or interest (or both) on the amounts not so paid, all as shall be determined by the Board of Directors, from the due date until the date of actual payment; provided, however, the Board of Directors may waive the linkage differences or the interest (in part or both).

15.4.	If under the conditions of the issuance of any share, any amount has to be paid upon the issuance of the shares or at a set time, whether on account of the par value of the shares or on account of the premium, or in installments at set times, any such amount or installment shall become due as if a call were duly made in respect thereof by the Board of Directors, which delivered due notification thereof in which the due date set out therein is the date of issuance or the date set for payment, and in the event of non-payment of such amount at the time of issuance or on the date fixed for payments, whichever is the case, the provisions of these Articles relating to the payment of linkage differences or interest (or both), forfeiture of shares or any other consequence of non-payment or default of payment by the Shareholders of the amount due from its to the Company in connection with the shares will apply.

15.5.	The Board of Directors may, if it deems fit, accept from a Shareholder wishing to prepay, all or part of the amounts due on account of such Shareholder’s shares (in addition to the payment of amounts actually demanded, if demanded) and the Board of Directors may pay him interest on the amounts so prepaid by him (or any part thereof) at the rate of interest agreed between the Board of Directors and the Shareholders.

15.6.	A Shareholder shall not be entitled to receive a dividend (or bonus shares) and shall not be entitled to exercise any right as Shareholder unless he has paid in full all the notices of call delivered to him, or which according to these Articles are deemed to have been delivered to him, together with linkage differences, interest, and expenses which otherwise would have been paid by him according to the provisions of these Articles in respect of calls which have not been paid by him on time.

15.7.	A Shareholder shall not be entitled to receive any notice of or to be present at any General Meeting or class meeting, nor to vote thereat or exercise any right of a Shareholder, unless such Shareholder has paid in full all the notices of calls delivered to him, or which according to these Articles are deemed to have been delivered to him, together with linkage differences, interest and expenses due, if any, in respect of any shares held by such Shareholder - whether by himself or jointly with another person.

15.8.	When issuing shares the Board of Directors may determine an arrangement distinguishing between Shareholders with respect to the amounts of calls and due dates.

15.9.	Notwithstanding anything in this Article 15 to the contrary, nothing in this Article 15 shall entitle the Company to call or require a Shareholder to pay an amount in excess of the originally negotiated aggregate purchase price therefor.

16.	LIEN AND FORFEITURE OF SHARES

16.1.	The Company shall have a lien and first charge on all shares whose price (both par value and premium) has not been fully paid, as long as any payment in respect of shares in the Shareholder’s name is outstanding (whether such shares are registered in his name only or jointly with another or others), whether or not the date for such payment has arrived. Such charge shall be in effect whether or not the due date for the implementation or fulfillment of such duties, obligations or such other contracts has arrived, and shall apply to all dividends resolved from time to time in connection with such shares. No benefit shall be created with respect to any share based on rules of equity which shall invalidate such charge, provided that the Board of Directors may from time to time declare that a certain share is temporarily or finally released in whole or in part from the provisions of this Article 16.1.

16.2.	If a Shareholder has not paid any calls for payment or any installments on the due date set therefor or prior thereto (whether on account of the par value of the shares or on account of the premium), the Board of Directors may at any time thereafter, if the call for payment or installment has not been paid, deliver a notice to that Shareholder demanding payment from him with the linkage differences and interest accrued thereon, as well as any expenses incurred by the Company as a result of the non-payment. The notice shall state the place at which such payment shall be made. Should the Shareholder not pay the amount due on the date set out in such notice (which shall be at least seven (7) days), the shares in respect of which such notice was given shall be forfeited by a resolution of the Board of Directors. The provisions of this Article will apply subject to the conditions agreed (if expressly agreed in writing) at the time of the issuance of such share. The forfeiture of a share pursuant to these Articles shall also include the dividends declared in respect of such share which have not been paid prior to forfeiture.

16.3.	A certificate in writing signed by two (2) Directors, attesting that a call has been made for payment in relation to a share and that the share was forfeited by a resolution of the Board of Directors in that matter, and that all requirements relating to the forfeiture under these Articles have been complied with, shall constitute decisive proof against all persons entitled to that share in respect of the facts set out in the certificate.

16.4.	Each share so forfeited shall become the Company’s property and the Board of Directors may, subject to the provisions of Section 181 of the Companies Law and these Articles, re-issue and sell it on such terms and conditions and in such manner as it deems fit, or, subject to Section 308 of the Companies Law, cancel such shares.

16.5.	A share forfeited but not yet re-issued or sold shall be a dormant share as defined in Section 308 of the Companies Law.

16.6.	The Company is authorized to receive the consideration, if any, for the re-issued and sale of a share so forfeited and credit or set off such consideration on account of the amounts due and/or which may become due to the Company from the owner of such share pursuant to the provisions of these Articles, and the person to whom such share has been sold shall be entitled to be registered as the owner of that share and shall be deemed owner of such share and for all intents and purposes shall not be responsible for any use made by the Company of the funds paid by him for such share, and furthermore, his title to the share shall not be effected by reason of any act, omission, defect or invalidity in the proceedings of forfeiture or sale of such share.

16.7.	The Board of Directors may at any time prior to the sale of a share cancel the forfeiture on those terms and conditions as it deems fit.

16.8.	Any Shareholder whose shares were forfeited shall cease to be a Shareholder in respect thereof, but nonetheless shall continue to be responsible for and obliged to pay the Company, and shall pay immediately, all balances due to the Company according to the calls, including expenses incurred at the time of forfeiture on account of such shares or in respect thereof, all together with linkage differences and interest accrued on such amounts from the time of forfeiture to the date of actual payment at the rate determined by the Board of Directors, and the Board of Directors shall be entitled (but not obliged) to enforce the payment of such amounts, in whole or in part, if it so deems fit, unless or until the shares so forfeited have been sold and the Company has received in full, all amounts due from the Shareholders together with the linkage differences, interest and expenses incurred by the Company in respect of such sale. If, after payment in full of the said amounts, the Company has surplus amounts, such surplus amounts shall be paid to the previous owner of the share.

17.	BEARER SHARES AND REDEEMABLE SHARES

17.1.	The Company shall not issue bearer shares.

17.2.	Subject to the provisions of the Companies Law and these Articles, the Company may issue redeemable shares and redeem them.

18.	ISSUANCE OF SHARES

18.1.	Subject to these Articles (and in particular to Articles 19 and Article 39), the unissued authorized shares shall be under the control of the Board of Directors, and unless otherwise set out in these Articles, in any event of issuance of new shares, whether for a cash consideration or for a consideration other than cash, the Board of Directors shall be authorized to offer and issue the new shares either to the Company’s then present Shareholders, or to persons who are not Shareholders of the Company, all at the Board of Directors’ absolute discretion, at such price and on such terms as the Board of Directors shall deem fit.

18.2.	The Company may issue shares for a consideration being, in whole or in part, other than cash, provided that the consideration for the shares being other than cash is set out in a document in writing.

18.3.	Subject to these Articles (including Article 39), the Company may issue shares having rights equal or junior to the existing shares or having preferred rights, deferred rights, rights of redemption or other special rights, having rights or limitations either in relation to dividend, voting, appointment and dismissal of a Director, payment of share capital, participation in the distribution of the Company’s assets, including distribution of surplus assets or in relation to any other matter, all as the Company shall from time to time determine.

19.	RIGHT OF FIRST OFFER (PREEMPTIVE RIGHT).

(1)	Until a Listing, prior to any future issuance or allotment of New Shares (other than the issuance of Exempted Securities) (a "Future Issuance"), Catalyst and the Follow On Investors (the "Preemptive Right Holders") shall have the right (the "Preemptive Right") to subscribe up to their pro rata portion (on a fully diluted basis) of any further issuance of New Shares (other than Exempted Securities), on the same terms of offering and at the same offering price as such New Shares.

(2)	In case of a Future Issuance, the Company shall give each Preemptive Right Holder a written notice (a "Notice") of its intention regarding the Future Issuance, describing the New Shares,the general terms (including price per New Share) upon which the Company proposes to issue the New Shares and the name of the potential subscriber.

(3)	Each Preemptive Right Holder shall have fourteen (14) days from the date of receiving the Notice, to notify the Company in writing of its intention to purchase all or any part of its pro rata portion of the New Shares. If the Preemptive Right Holder does not respond within such period, it shall be regarded as having given notice of refusal to purchase its pro rata portion of the New Shares.

(4)	If the Preemptive Right Holders do not exercise in full the Preemptive Right in respect of all of the New Shares, within the periods specified above, then the Company shall have 120 days after the end of the said periods to sell any untaken New Shares to any third party, including to any Shareholder, on terms (including price per New Share) that are not more favorable to such third party than the terms on which the New Shares were offered to the Preemptive Right Holders under the Preemptive Right, provided that the Company shall procure such third party to enter into the Shareholders' Agreement.

(5)	The Company shall furnish each Preemptive Right Holder, within fourteen (14) days after the date of signing the said transaction with a third party, a statement describing all the terms of the transaction which it has signed with any third party as well as a copy of the relevant documents.

(6)	If the Company has not sold the untaken New Shares within the said 120 day period, then the Company shall not thereafter issue or sell any New Shares without first offering such New Shares to the Preemptive Right Holders in the manner provided above.

20.	TRANSFER OF SHARES

20.1.	The Shares of the Company may be transferred subject to the limitations set forth in these Articles, provided that any such transfer shall be made by a document in writing in the manner set forth in these Articles, or in a manner as similar thereto as possible or in a form approved from time to time by the Board of Directors which shall be delivered to the Office, together with the certificate relating to the transferred shares (if issued) and all additional evidence which the Board of Directors may request in order to prove the transferor’s title. The registered transfer deeds, or a photocopy thereof (if so determined by the Board of Directors), shall remain with the Company; provided however, that any transfer deed which the Board of Directors declines to record shall be returned to the person delivering it, together with the share certificate (if delivered) if so requested by such person.

20.2.	No transfer of shares in the Company, and no assignment of an option to acquire such shares from the Company, shall be effective unless the transfer or assignment has been approved by the Board of Directors, but the Board of Directors shall not withhold its approval of any such transfer or assignment made in accordance with this Article 20, Article 21 and Article 22 unless (i) such transfer is to a direct or indirect competitor of the Company, or (ii) it believes, in its sole discretion, is necessary to ensure the Company's compliance with the limitations on changes in shareholdings required to comply with the provisions of Section 104(B) of the Israeli Income Tax Ordinance and any pre-ruling issued to the Company with respect thereto.

20.3.	The instrument of transfer of any share in the Company shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Subject to Article 20.1, the instrument of transfer shall be substantially in the following form or other form approved by the Board of Directors:

“Share Transfer Deed: I, [specify name of transferor], of [specify address of transferor] (“Transferor”) do hereby transfer to [specify name of transferee] of [specify address of transferee] (“Transferee”) [specify number and class] share(s), each with a nominal value of NIS 0.0001 per share, of SATIXFY COMMUNICATIONS LTD. to hold unto the Transferee, Transferee’s executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and I, the Transferee, do hereby agree to take the said share(s) subject to the aforesaid terms and conditions.

In witness whereof we have hereunto set our hands this ____ day of _______,

______________________.

Transferee	Transferor
Name:	Name:
Title:	Title:

20.4.	Until the consummation of a QIPO, the Board of Directors may, subject to these Articles, decline to register the transfer of a share (i) to a competitor of the Company, whether direct or indirect, as determined in good faith by the Board of Directors; (ii) if such transfer is made in violation of these Articles; and (iii) unless the transferee agrees in writing to hold the shares transferred pursuant to the terms and conditions by which the transferor held such shares, including but not limited to, the provisions of these Articles and any other contractual obligations of the transferor with respect to the shares transferred under shareholder or other agreements to which the Company is also a party. If the Directors have exercised their authority under this Article and have declined to register a transfer of shares, they will so notify the transferor and the transferee within sixty (60) days from the date on which the transfer deed was delivered to the Company and any such proposed transfer shall not be valid and deemed void.

20.5.	Permitted Transfers. Notwithstanding anything herein to the contrary, but subject to Article 20.4 above, the provisions of Article 21 and Article 22 below shall not apply to either of the Transfers listed below (the “Permitted Transfers”, the “Permitted Transferee”, respectively), provided that such Permitted Transferee certifies in writing to the Company that it shall be bound by all the rights, benefits, duties and obligations in these Articles and any shareholder or other agreement to which the transferor is a party, as applicable to such transferor:

20.5.1.	Transfers by any Shareholder which is a natural person to a trustee for the exclusive benefit of such Shareholder;

20.5.2.	Transfers to the spouse (or widow or widower) of the Shareholder;

20.5.3.	Transfers upon the death of any Shareholder which is a natural person to such Shareholder’s heirs, executors or administrators or to a trust under such Shareholder’s will, or Transfers between such Shareholder and such Shareholder’s guardian or conservator;

20.5.4.	Transfers by any Shareholder which is a legal entity to any entity or Person(s) which Controls, is Controlled by, or is under common Control with such Person or entity; provided, that with respect to each Founder, solely to a wholly owned entity, further provided, that such Founder executes a personal undertaking towards the Company and its shareholders that such entity shall remain a wholly owned company of such Founder (or any of its Permitted Transferees) at all times it holds shares in the Company;

20.5.5.	Transfer by any Shareholder who is a trustee to the beneficial owners of such trust or an alternate trustee for the same beneficiaries;

20.5.6.	Transfer from a wholly owned entity of a Person to the Person;

20.5.7.	Transfers by any Shareholder which is a legal entity to its affiliates or subsidiaries; provided, that such Transfer by wholly owned entity of a Founder shall not be permitted other than to such Founder; or

20.5.8.	Transfers by a legal entity or corporation to (a) a wholly-owned subsidiary, (b) a holding company (which directly or indirectly owns 100% of its issued share capital (or equivalent), or (c) a wholly-owned subsidiary of such entity's or corporation's holding company (which directly or indirectly owns 100% of its issue share capital (or equivalent).

21.	RIGHT OF FIRST REFUSAL (ROFR).

(A)	Right of First Refusal

Without derogating from the provisions in Articles 22 and 24 below, other than in connection with a Listing or Deemed Liquidation, a proposed transfer to a Permitted Transferee or a sale by Catalyst in accordance with Article 22A, a Holder (the "Transferor") may directly or indirectly sell, transfer, assign, pledge or otherwise dispose of its shares (the "Transfer Shares") to a bona fide third party (the "Offeror") only if it receives an offer in writing (the "Third Party Offer"):

(a)	from a third party which has its own financial resources to meet its obligations under the Third Party Offer or has an unconditional and legally binding commitment from a lender for that finance;

(b)	which is irrevocable and unconditional;

(c)	which is governed by Israeli law;

(d)	which is for cash consideration in US dollars or New Israeli Shekels;

(e)	which contains all material terms and conditions (including the price and the intended completion date of the Third Party Offer); and

(f)	which includes an offer to acquire the shares held by the Significant Shareholders on a proportionate (as converted) basis at the same cash price (the "Third Party Offer Price") as, and otherwise on terms that are not less favorable to those in respect of, the Transfer Shares.

(B)	If a Holder receives a Third Party Offer which he/she/it wishes to accept, he/she/it shall issue a written notice (the "Transfer Notice") to the Significant Shareholders (copied to the Company) containing details of the Third Party Offer (including the name of the Offeror, the price offered and all material terms and conditions of the Third Party Offer) and upon issuing such Transfer Notice, the Transferor shall be deemed to:

(a)	make an offer (the "Offer") to sell such portion (the "Relevant Portion") of the Transfer Shares to the Significant Shareholders as reflects, as nearly as possible, the number of shares on an as-converted basis for the time being held by all the relevant Significant Shareholder as a proportion of the total number of shares held by all the Significant Shareholders. In the event that there is a situation in which fractional shares will need to be transferred, the number of shares will be rounded up so that only full shares will be transferred;

(b)	if any Significant Shareholder does not wish to purchase its Relevant Portion of the Transfer Shares pursuant to this Article 21(B) (the "Excess Transfer Shares"), an offer shall be deemed to be made by the Transferor to sell such Excess Transfer Shares to the other Significant Shareholders at the same cash price and on no less favorable terms than those set out in the Third Party Offer; and

(c)	provide confirmation that (i) the Company shall be the agent of the Transferor for the sale of the Transfer Shares; and (ii) the Significant Shareholders may elect to proceed in accordance with one of the options in Article 21(C) below.

(C)	A Significant Shareholder who receives a Transfer Notice may do one of the following:

(a)	Accept the Offer

(i)	If, within the period of ten (10) Business Days from the date of the Transfer Notice (the last Business Day of such period being the "Acceptance Date"), a Significant Shareholder wishes to buy its Relevant Portion of the Transfer Shares at the Third Party Offer Price, he/she/it shall send a written notice to the Transferor (copied to the Company) (the "Acceptance Notice"). An Acceptance Notice shall be irrevocable. If a Significant Shareholder does not wish to accept the Offer, it may either send a written notice to the Transferor (copied to the Company) declining the Offer or do nothing in which case it shall be deemed to have declined the Offer.

(ii)	If, by the Acceptance Date, the Transferor has not received Acceptance Notices from all the Significant Shareholders, (A) each Significant Shareholder who sent an Acceptance Notice shall be entitled (but not obliged) to purchase a number of Excess Transfer Shares reflecting, as nearly as possible, the number of Transfer Shares represented by his/its Relevant Portion as a proportion of the total number of Transfer Shares in respect of which Acceptance Notices were received (the "ETS Entitlement") at the same price and terms as specified in the Transfer Notice; (B) the Transferor shall notify each relevant Significant Shareholder of its ETS Entitlement within one (1) Business Day of the Acceptance Date; and (C) each relevant Significant Shareholder shall send a written notice to the Transferor (copied to the Company) within five (5) Business Days of the Acceptance Date stating the number of Excess Transfer Shares it agrees to purchase as part of its ETS Entitlement, and so on until (1) all ETS Entitlements have been purchased by the relevant Significant Shareholders or (2) the relevant Significant Shareholders have elected (or deemed to have elected) to not purchase the remaining ETS Entitlements. In the absence of such notice, a Significant Shareholder shall be deemed to have elected not to purchase any of its ETS Entitlement.

(iii)	Within six (6) Business Days of the Acceptance Date, the Transferor shall notify (A) the Company of the names and addresses of the Significant Shareholders who have agreed to buy Transfer Shares and the number of Transfer Shares each Significant Shareholder has agreed to buy; and (B) each Significant Shareholder of the total number of Transfer Shares he/she/it has agreed to buy.

(iv)	If (A) within six (6) Business Days after the Acceptance Date, the Transferor has not received any Acceptance Notice, or (B) following completion of the operation of Article 21(C)(a)(ii) there are Transfer Shares in respect of which Acceptance Notices have not been given, the Transferor shall then be free to accept the Third Party Offer and sell any portion of Transfer Shares which will not be purchased by the Significant Shareholders at the Third Party Offer Price and on terms no more favourable to the Offeror than those under the Third Party Offer, provided that the Transferor procures that the Offeror enters into the Shareholders' Agreement and that the Transfer Shares are sold within forty five (45) Business Days after the Acceptance Date. If the Transferor does not sell and transfer all the Transfer Shares to the Offeror within the aforesaid period, or the Transferor wishes to sell or transfer the Transfer Shares on terms that are more favorable to the Offeror than the terms provided in the Third Party Offer, then the Transferor shall first offer the Transfer Shares to the Significant Shareholders in the aforementioned procedure.

22.	CO- SALE/TAG ALONG.

(i)	Until the consummation of a Listing, if a Significant Shareholder wishes to sell its shares pursuant to Article 21(A)(f), it shall send a written notice (the "Tag-along Notice") to the Transferor by the Acceptance Date (copied to the Company) electing to sell all or any part of its shares that it is entitled to sell pursuant to Article 21(A)(f) (the "Tag-along Shares") to the Offeror at the same cash price as and on terms no less favorable than those contained in the Third Party Offer (the "Tag-along Rights"). If a Significant Shareholder does not respond in the above mentioned manner, it shall be regarded as an election by such Significant Shareholder to not exercise its Tag-along Rights hereunder. A Significant Shareholder who wishes to sell its shares pursuant to Article 21(A)(f) will be responsible for its proportionate share of the costs of such transfer to the extent not paid or reimbursed by the Offeror or the Company.

(ii)	The Transferor shall be prohibited from selling the Transfer Shares to the Offeror unless the Offeror agrees to purchase the Tag-along Shares at the same time and at the same cash price as, and on terms no less favourable than those contained in, the Third Party Offer.

(iii)	The Tag-along Rights apply only in the event that, following the completion of the right of first refusal procedure in Articles 21(A) to 21(C)(a), any Transfer Shares are available to be sold to the Offeror, in which case such sale shall be subject to the Tag-along Rights.

(iv)	The Tag-along Rights shall not arise in the event of a sale by Catalyst of its shares to a third party (including to any Holder).

22A	CATALYST RIGHT TO SELL

(a)	If the Company has not completed a Listing or a Deemed Liquidation within two (2) years following the date of the Shareholders' Agreement, Catalyst shall have the right to sell any or all of its shares.

(b)	If Catalyst decides to sell any or all of its shares pursuant to Article 22A(a), it shall issue a written notice to the Holders indicating the number of shares it intends to sell. If a Holder wishes to purchase all of the shares that Catalyst wishes to sell, the Holder shall send a written notice to Catalyst within ten (10) Business Days of the date on which the Holder received the initial notice from Catalyst, specifying the price at which the Holder is willing to pay to purchase such shares. Catalyst may, at its sole discretion, elect to accept any or none of such offer(s), or to sell to a third party at any price.

(c)	For the avoidance of doubt, the rights under Articles 21 and 22 shall not arise in the event of a sale of shares by Catalyst pursuant to this Article 22A.

23.	FOUNDERS SALE LIMITATION

The Founders shall be entitled, subject to this Article 23, to transfer, sell or otherwise dispose of their shares; provided, however, that until the earlier of (a) a Qualified IPO or (b) the sale of all of Catalyst's shares, the Founders shall not transfer, sell or otherwise dispose of more than 25% of their respective shares as of the date of adoption of these Articles unless such transfer, sale or disposition is (i) to a Permitted Transferee, or (ii) pursuant to a M&A Transaction.

24.	DRAG-ALONG/BRING ALONG

(1)	Until the consummation of a Listing and notwithstanding anything to the contrary herein, if a Transferor or Transferors (including Catalyst) accept a Third Party Offer pursuant to which the Offeror (together with any person acting in concert with it) would acquire more than 50% of the total shares in issue at a price per share which would result in Catalyst receiving a return on the aggregate amount invested by it in the Company of not less than the Preferred B Liquidation Preference (as defined in these Articles), then within three (3) Business Days of the date on which the Transferor accepts the Third Party Offer, the Offeror may serve a written notice (the "Drag-along Notice") to the other Holders (the "Remaining Shareholders") requiring them to sell to the Offeror all of their shares (the "Drag-along Shares") on the same terms and conditions as the Third Party Offer.

(2)	Completion of any transfer pursuant to this Article 24 shall take place at the same time as completion of the transfer of the Transfer Shares. In order to effect such completion, the Transferor shall procure that the Offeror shall pay the purchase price for the Drag-along Shares to the Company and the Remaining Shareholders shall deliver duly executed transfer forms for the Drag-along Shares, together with the relevant share certificates, to the Company. The Company's receipt of the purchase price shall be a good discharge to the Offeror who shall not be bound to see to the application of those moneys. The Company shall hold the purchase price on trust for the Remaining Shareholders without any obligation to pay interest, and shall pay such purchase price to the Remaining Shareholders promptly (and in any event within seven (7) Business Days) following completion of the transfer of the Drag-along Shares to the Offeror.

(3)	If a Remaining Shareholder fails to deliver a duly executed transfer form for its Drag-along Shares to the Company by completion of the transfer of the Drag-along Shares, any Director is authorised to execute any transfer documents on behalf of such Remaining Shareholder in order to transfer such Drag-along Shares on behalf of the relevant Remaining Shareholders to the Offeror to the extent that the Offeror has, by completion, put the Company in funds to pay the purchase price. The Directors shall then authorise registration of the transfer once the appropriate stamp duty has been paid. Any defaulting Remaining Shareholder shall surrender its share certificates (or an express indemnity in a form satisfactory to the Offeror in the case of any certificate found to be missing) for its Drag-along Shares to the Company, which the Company shall promptly deliver to the Offeror following completion of the transfer of the relevant Drag-along Shares. On surrender, the relevant Remaining Shareholder shall be entitled to its relevant proportion of the purchase price but shall not be entitled to any interest which may have been earned by the Company on that amount.

25.	TRANSMISSION BY LAW; CHANGE TO SHARE CAPITAL

25.1.	The executors or administrators of a deceased holder of a share not being a joint holder or, if there are no executors or administrators, the persons beneficially entitled as heirs of the deceased holder of the share and such person only, shall be recognized by the Company as having any title to such share. In the event of the death of one (1) or more joint Holders of Registered Shares, unless otherwise proved to the Company, the surviving Holders, and they alone shall be recognized by the Company as having any title to such shares, provided however that the above shall not release the estate of a deceased joint Holder from any responsibility or indebtedness in accordance with any share jointly held thereby.

25.2.	Any person becoming entitled to a share as a result of the death, liquidation, or bankruptcy of a Shareholder (as the case may be) may, upon producing evidence of his rights as shall be required by the Board of Directors at its exclusive discretion, be registered as the owner of the shares or transfer such shares subject to the provisions of these Articles relating to any transfer of shares.

25.3.	A person becoming entitled to a share by reason of the death or bankruptcy of a holder shall not be entitled to receive any dividends or other payments payable in connection with the share, nor shall he be entitled to receive notices relating to the Company’s Meetings or participate therein or vote thereat in respect of such share, and in general he shall not be permitted to exercise any right of a Shareholder until after his registration as Shareholder in connection with such share.

25.4.	Subject to the other provisions of these Articles, including Article 39, the Company may from time to time by resolution adopted at a General Meeting increase its authorized share capital (whether or not its then-existing share capital has been fully issued) in shares with a nominal value and with preferred or deferred or other special rights (subject to any special rights in the existing share capital) or subject to any conditions or limitations in connection with dividends, the return of capital, voting, or in connection with any other matter, all as determined at such General Meeting relating to the increase in capital.

25.5.	Unless otherwise provided by a resolution adopted at a General Meeting in which the resolution increasing the share capital was adopted, the new shares created by such increased share capital shall be subject to the same provisions applicable to the shares of the original capital existing prior to such increase (in each case in accordance with the class of shares so increased) including all provisions applicable to such capital in respect of the right to title, payment of calls, lien, forfeiture and transfer, including transfer by law.

25.6.	Subject to the provisions of the Companies Law and the other provisions of these Articles, the Company may from time to time by resolution adopted at a General Meeting:

25.6.1.	Consolidate its share capital or any part thereof and divide it into shares of greater value than its existing shares;

25.6.2.	By subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of lesser value;

25.6.3.	Cancel any authorized share capital which has not been issued, provided that there is no undertaking of the Company, including a contingent undertaking, to issue such share capital; and

25.6.4.	Implement a reduction of capital, including by way of distribution pursuant to Section 303 of the Companies Law, provided that, a Court’s approval therefor may be required to be (and if so, has been) obtained.

25.7.	If at any time the share capital of the Company is divided into different classes, then:

25.7.1.	Subject to Article 39, the Company may, by resolution adopted at a General Meeting, vary the rights, preferences or obligations attached to any class of shares (unless otherwise determined in the terms of issue of the shares of such class) after obtaining a consent in writing of the holders of the majority of the issued and outstanding shares of that class, or with the approval of a resolution duly adopted at a class meeting by holders of a majority of the issued and outstanding shares of such class. Any variation of rights, preferences or obligations attached to more than one class of shares shall require the consent in writing of the holders of the majority of the issued and outstanding shares of all such classes, voting together as one class, or with the approval of a resolution duly adopted at a class meeting of the holders of a majority of the then issued and outstanding shares of all such classes of shares, voting together as one class. The: (i) increase of the authorized or issued share capital of an existing class or series of shares or the issuance of additional shares thereof; and (ii) creation and/or issuance of new classes or series of shares, with rights, preferences or obligations in parity with, superior to or otherwise different from those of an existing class or series of shares, shall not be deemed a change of the rights, preference or obligations of such class or series of shares. Imposing any new restriction, requirement or obligation, not by virtue of law, on a class or series of shares or on the holders thereof shall be deemed a change to the rights attached to such class or series of shares under these Articles.

25.7.2.	Notwithstanding the foregoing, to the maximum extent permitted under applicable law, and unless otherwise explicitly provided by these Articles (including, without limitation, Article 39), all Shareholders of the Company shall vote together as a single class on any matter presented to the Shareholders and all matters shall require the approval by the holders of a majority of the voting power of the Company represented at the meeting of all Shareholders of all classes voting together as a single class, on an as-converted basis, including, without limitation, any amendment to these Articles, or any issuance of securities of the Company.

25.7.3.	Where pursuant to the provisions of the Companies Law or the provisions of these Articles, meetings of classes of shares must be held, then the provisions of these Articles relating to the General Meeting shall, mutatis mutandis, apply to such class meetings.

26.	CONVENING OF A GENERAL MEETING

26.1.	A General Meeting shall be held annually, within no more than fifteen (15) months after the date of the last preceding General Meeting, and at such time and place as designated by the Company in such preceding General Meeting, or at such other time and place as designated by the Board of Directors.

26.2.	Notwithstanding Article 26.1 above, the Company may, by a resolution adopted at a General Meeting, determine that it shall not be obliged to hold an annual meeting, except as may be required for the appointment of an auditor. Should such a resolution be adopted, the Company may refrain from holding an annual meeting except as necessary pursuant to Section 61 of the Companies Law.

26.3.	The Board of Directors (i) may convene from time to time a Special Meeting at its discretion, and (ii) shall convene a Special Meeting upon receipt of a written notice (the “Special Meeting Notice”) in accordance with Sections 63 and 64 of the Companies Law by a person entitled to deliver such notice under Section 63(a) of the Companies Law (the “Requesting Person”). A Special Meeting Notice shall (i) specify the matters to be addressed at such Special Meeting requested therein (ii) be signed by the person making the request, and (iii) be delivered to the Company.

26.4.	The Board of Directors shall convene a Special Meeting pursuant to Article 26.3 within seven (7) days after receipt of a Special Meeting Notice. In the event that the Board of Directors does not convene such requested Special Meeting within such seven (7) day period, any or all of the requesting persons holding at least fifty percent (50%) of the voting power of all requesting persons, and any Director of the Company, may convene such requested Special Meeting themselves in a manner which is as close as possible to the manner in which General Meetings are convened by the Board of Directors, provided that a Meeting so convened shall not be held if to be held later than three (3) months following delivery of the Special Meeting Notice.

26.5.	An invitation to a General Meeting shall be delivered to everyone entitled to receive an invitation thereto, participate therein, and vote thereat, no later than seven (7) days prior to the date of the Meeting, and shall set out (i) the time and place of such General Meeting, (ii) the agenda of the General Meeting in reasonable detail, and (iii) in the event of a proposed amendment of these Articles, the proposed amendment. Subject to applicable law, non-receipt of a notice given as aforesaid shall not invalidate any resolution adopted at, or the proceedings held at, that Meeting, provided that the Company delivered such notice in accordance with these Articles.

26.6.	A General Meeting may be convened at such time (with or without prior notice), and a resolution may be adopted at such Meeting in such manner, as approved by the Shareholders entitled to participate in such Meeting.

26.7.	Anything to the contrary in these Articles notwithstanding, any resolution which may be adopted at a Meeting, shall be deemed adopted if approved by a unanimous written consent of all Shareholders (or all holders of any class of shares in a class meeting) entitled to participate in, and vote at, such Meeting. The provisions of this Article 26.7 shall also apply with respect to meetings of Holders of a class of shares of the Company to the extent a class meeting is required by these Articles or under applicable law.

26.8.	Shareholders may participate in a Meeting by means of a conference telephone call or similar communications equipment by means of which all persons participating in a Meeting can hear each other, and participation in a Meeting pursuant to this Article 26.8 shall constitute presence in person at such Meeting. Shareholders may also vote in writing, by delivery to the Company, prior to a Meeting, of a written notice stating their affirmative or negative vote on an issue to be considered by such Meeting.

26.9.	Any Meeting may be held by means of a conference telephone call or similar communication equipment in lieu of a physical meeting; provided that all persons participating in such Meeting can hear each other.

27.	POWERS OF THE GENERAL MEETING

Subject to the other provisions of these Articles, resolutions with respect to the following matters may only be adopted at a General Meeting (whether an annual meeting or a Special Meeting):

27.1.	Appointment of the Company’s auditor (except for determining auditor’s fees) and termination of auditor’s engagement pursuant to Sections 154-167 of the Companies Law.

27.2.	Approval of a related party transaction, to the extent required to be approved by the General Meeting under Sections 255 and 268-275 of the Companies Law.

27.3.	Approval of all matters required to be voted upon at a General Meeting pursuant to these Articles or by the Companies Law, including without limitation:

27.3.1.	Amendment of these Articles, as provided under Section 20 of the Companies Law.

27.3.2.	Merger of the Company into or with any person, company or other entity as set forth in Section 320 of the Companies Law.

27.3.3.	Liquidation of the Company, whether voluntarily or by way of application to the Court and/or the liquidation of the Company’s business or activity.

27.3.4.	Termination of any authority of any Organ of the Company (as defined in Sections 46 and pursuant to Section 48 of the Companies Law), and any shift of authority among the Organs of the Company.

27.3.5.	Assumption of the rights and liabilities of the Board of Directors in the event that the Board of Directors is unable to exercise its powers (as set forth in Section 52(a) of the Companies Law), provided that such Shareholders shall be subject to the duties and liabilities of the members of the Board of Directors in accordance with their respective holdings in the Company, and with the actions taken by such Shareholders, as set forth in Section 50(b) of the Companies Law.

27.3.6.	Offer the securities of the Company to the public.

27.3.7.	Increase or decrease the Company’s authorized share capital.

27.3.8.	Alter the rights of any shares or any class of shares.

28.	LEGAL QUORUM

28.1.	No resolution may be adopted at any General Meeting unless a legal quorum is present at the commencement of such General Meeting. A legal quorum at any General Meeting shall require that at least two (2) Shareholders holding togetherat least a majority of the then issued and outstanding share capital of the Company (calculated on an as converted basis) be present at a General Meeting personally or by proxy or, if a Shareholder be a corporation, by a representative or proxy.

28.2.	If after the lapse of half an hour following the time set for the General Meeting a legal quorum is not present, the Meeting shall be canceled if convened by a request of Shareholder pursuant to Sections 63 and 64 of the Companies Law. In any other event, the General Meeting shall be adjourned/postponed for seven (7) days, to the same day and time and at the same place, or to such other day, time, and place as the Board of Directors shall determine by a notice to the Shareholders entitled to receive invitations to a General Meetings. In the event that at the postponed/adjourned meeting a legal quorum is not present within half an hour, the General Meeting shall be held with any number of participants who may discuss all matters for which the first meeting was convened.

29.	CHAIRMAN OF THE GENERAL MEETING

29.1.	The Chairman of the Board of Directors shall preside as Chairman at every General Meeting, if present.

29.2.	If the Board of Directors has no Chairman or if at any General Meeting the Chairman is not present, or although present is unable or unwilling to act as Chairman of the Meeting, the Shareholders present, personally or by proxy, shall elect one (1) of the persons present, whether such person is a Shareholder or holds a proxy from a Shareholder, to act as Chairman of the General Meeting.

29.3.	The Chairman of a Meeting may, with the consent of Shareholders holding a majority of the then issued and outstanding share capital of the Company (determined on an as converted basis) present at such Meeting at which a legal quorum is present, adjourn the Meeting from time to time and from place to place as the meeting shall resolve and the Chairman shall be obliged to do so if so directed by Shareholders holding a majority of the then issued and outstanding share capital of the Company (determined on an as converted basis) present at such Meeting. If a Meeting is adjourned until a time twenty-one (21) days or more after the time of the original Meeting, notice of such reconvened Meeting shall be given in the same manner in which a notice of such originally convened and adjourned Meeting was given (but in any case in accordance with the provisions of these Articles with respect to notice of Meetings). Subject to the provisions of Article 30.1 below, resolutions relating to matters other than as set forth in the agenda provided in respect of the original Meeting may not be discussed at any Meeting held as the result of the adjournment thereof.

30.	AGENDA AT GENERAL MEETING

30.1.	Resolutions at the General Meeting shall be adopted only on matters set out in the agenda provided in respect of such Meeting.

30.2.	Any Shareholder, which holds at least 5% or more of the Company’s shares capital, may at any time request the Board of Directors to include any given matter in the agenda for a General Meeting to be convened in the future, provided that the matter is suitable for discussion at a General Meeting, as determined by the Board of Directors in its exclusive jurisdiction.

30.3.	The Board of Directors may submit for a vote at a General Meeting any resolution in connection with any of the matters specified in the notice for convening such Meeting.

31.	VOTES OF SHAREHOLDERS

31.1.	Each Shareholder entitled to be present and vote at a General Meeting or meeting of Shareholders holding a class of shares may vote either personally or by proxy.

31.2.	The instrument appointing a proxy and/or a power of attorney shall be in force and effect only if such instrument or a copy thereof is deposited at the Registered Office of the Company at least twenty-four (24) hours before the Meeting at which the person named in such instrument proposes to vote.

31.3.	The declaration by the Chairman of such Meeting that a certain resolution was adopted unanimously or adopted by a certain majority or rejected, and the recording thereof in the minutes of such General Meeting of the Company, and such Chairman’s signature on the Minutes shall constitute prima facie evidence of that fact.

31.4.	Unless another majority is required by the Companies Law or these Articles, and in particular by Article 39 (Protective Provisions), every resolution of the Company to be adopted at a General Meeting shall be deemed duly adopted if adopted by Shareholders present and voting holding a majority of the outstanding shares of capital present at such General Meeting (determined on an as converted basis).

31.5.	The Chairman of a Meeting in which the voting took place shall not be entitled to any additional or casting vote in addition to the vote or votes to which he is entitled (if any) as a Shareholder or as a proxy of a Shareholder.

31.6.	At any General Meeting any vote shall be taken by a show of hands, unless before or at the time of pronouncing the results of the voting by show of hands a secret ballot is requested by any Shareholder present at the Meeting personally or by proxy or representative. If no Shareholder requested a secret ballot, the Chairman of the Meeting’s pronouncement that by show of hands a resolution was adopted or adopted unanimously or adopted by a certain majority or rejected, and the recording thereof in the minute book of the General Meetings of the Company will serve as conclusive evidence in the matter of the number of votes or ratio of votes that were recorded for or against the proposed resolution. If a secret ballot is dully requested at a Meeting, it shall be taken forthwith in such manner as the Chairman of such Meeting directs.

31.7.	Unless otherwise specifically stipulated in these Articles, all classes of shares of the Company shall vote together (on an as converted basis) as one class on all issues brought before the shareholders of the Company.

32.	VOTING BY PROXY

32.1.	The instrument appointing a proxy or a power of attorney, whether for a particular Meeting or otherwise, shall be in writing, signed by the appointer or by the person duly authorized for that purpose and shall be as similar to the following form as circumstances allow, or in any other form approved by the Board of Directors:

“To: the Company:

I, _____ of _____, being a Shareholder of your company and entitled to _____ votes hereby appoint _____ of ______ as my proxy to vote for me and on my behalf at the (Annual or Special) Meeting of the Company to be held on the __ day of ______ and at any adjournment thereof.

In witness whereof I have signed this __ day of _____”

32.2.	Any person, whether or not a Shareholder of the Company, may be appointed as Proxy.

32.3.	Any Shareholder may, by duly executed proxy power of attorney, appoint any other person, whether or not a Shareholder of the Company, to act as his representative in the General Meeting, and such representative shall be entitled to exercise at any Meeting such powers for the Shareholder represented by him as if the representative was the Shareholder personally present at that Meeting.

32.4.	An entity being a Shareholder in the Company may in accordance with its organizational documents authorize any person, whether or not he is a Shareholder of the Company, to act as that entity’s representative at any Meeting of the Company, and such representative shall be entitled to exercise all such powers on behalf of the entity represented by him as if he were the Shareholder personally present at that meeting.

32.5.	If a proxy or representative has voted in accordance with the terms of his appointment, his vote will be valid, even if his appointment was canceled or the appointor died or the share by virtue of which he voted was transferred before the voting, unless prior thereto a notification in writing of the death, cancellation or transfer as above was received at the Registered Office or by the Chairman of the Meeting.

32.6.	A Shareholder of unsound mind or a Shareholder declared to be incapable of voting by a court having jurisdiction in the matter of unsound persons may participate in voting through his committee of guardians or a guardian or any other person appointed by any of them, in each case, in accordance with the provisions of these Articles.

32.7.	In the case of two (2) or more holders are registered in the Company’s Register of Shareholders as joint holders of shares they will be liable jointly and severally for any demand or other obligation in connection with such shares. However, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Shareholders Register.

32.8.	A Shareholder is entitled to vote by a separate proxy with respect to each share held by him, provided that each proxy shall have a separate letter of appointment containing the serial number of share(s) with respect to which such proxy is entitled to vote (to the extent applicable). If a specific share is included by the holder in more than one letter of appointment, that share shall not entitle any of the proxy holders to a vote in respect thereof.

33.	REGISTER OF MINUTES OF THE GENERAL MEETINGS

The Company shall prepare minutes of the proceedings of each General Meeting signed by the Chairman of each such Meeting, and they shall be kept at the Registered Office of the Company for a period of at least seven (7) years from the date of each Meeting. The Register of Minutes of the General Meetings shall be available for inspection by the Shareholders and a copy thereof shall be delivered to any Shareholder requesting such copy.

34.	NUMBER OF DIRECTORS; APPOINTMENT TO OFFICE

34.1.	The Board of Directors shall be comprised of no less than one (1)member and there shall be no maximum number of Directors.

34.2.	The Directors of the Company shall be appointed by the holders of the majority of the issued and outstanding shares.

34.3.	As long as Catalyst holds at least 5.555% of the total Shares (on a fully diluted basis), and subject to Article 39, Catalyst shall have the right to appoint and maintain in office one (1) Director (the "Catalyst Director") and one (1) non-voting observer to the Board.

35.	REMOVAL OF DIRECTOR

35.1.	Subject to the provisions of these Articles, the office of a Director shall be vacated in the following events:

35.1.1.	If such Director has resigned from office and has delivered a notice thereof to the Company or to the Board of Directors;

35.1.2.	If removed from office by the holders of the majority of the issued and outstanding Ordinary Shares or by Catalyst regarding the Catalyst Director;

35.1.3.	Upon such Director’s death;

35.1.4.	If such Director suspends payment of their debts and become insolvent or if they compound with their creditors and are adjudged bankrupt, or, if a corporation, resolves to enter into voluntary liquidation;

35.1.5.	If such Director is pronounced of unsound mind or an incapacitated person;

35.1.6.	If convicted of a felony as provided in Section 232 of the Companies Law;

35.1.7.	By resolution of a court as provided in Section 233 of the Companies Law; and

35.1.8.	If such Director has breached any of its fiduciary duties.

35.2.	Each member of the Board of Directors shall serve in office until such member’s appointment is terminated pursuant to these Articles and subject to the Companies Law.

35.3.	Any member of the Board of Directors who has ceased to serve in office will be eligible for re-appointment.

36.	CONFLICT OF INTEREST

Subject to the Companies Law and these Articles, the Company may enter into any contract or otherwise transact any business with any member of the Board of Directors, whether or not such member has a personal interest, directly or indirectly, in such contract or transaction, and may enter into any contract or otherwise transact any business with any third party, whether or not a member of the Board of Directors has a personal interest, directly or indirectly, in such contract or transaction.

37.	ALTERNATE DIRECTOR

37.1.	Subject to the Companies Law, a Director shall be entitled at any time and from time to time to appoint in writing any person who is qualified to serve as a Director, to act as his/her alternate and to terminate the appointment of such person. The alternate director may be a Person who currently serves as a Director or as an alternate director. Any notice given to the Company pursuant to this Article 37.1 shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

37.2.	Alternate directors shall be entitled, while holding office, to receive notices of meetings of the Board of Directors and to attend and vote as a director at any meetings at which the appointing director is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the appointing director, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides).

37.3.	The document appointing an alternate director must be submitted to the Chairman of the Board of Directors no later than at the opening of the first Board meeting to be attended by such alternate director.

37.4.	The office of an alternate director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 35.1, and such office shall ipso facto be vacated if the director who appointed such alternate director ceases to be a director.

38.	REMUNERATION AND REIMBURSEMENT OF EXPENSES

38.1.	The Company shall reimburse the Directors for all reasonable expenses incurred in their services rendered by them to the Company as Directors, as shall be determined from time to time at a General Meeting of the Company in accordance with and subject to the provisions of the Companies Law.

38.2.	A Director may be an employee of the Company and/or provide the Company with services for consideration, subject to the provisions of these Articles.

38.3.	A Director may fulfill another function or any other paid position in the Company or in any other company in which the Company holds shares or has any other interest, together with his functions as a Director (excluding the position of an auditor) on such terms in respect of remuneration and other matters as the Board of Directors shall determine.

38.4.	The Company may reimburse all non-executive Directors for all expenses (including traveling expenses) in accordance with and subject to the provisions of the Companies Law.

39.	PROTECTIVE PROVISIONS; PREROGATIVES OF THE BOARD OF DIRECTORS

39.1.	Management of the Company’s Affairs. The Board of Directors shall determine and direct the Company’s policy and shall supervise and inspect the performance of the Chief Executive Officer. The Board of Directors shall be entitled to hold the Company’s powers and authorities pursuant to Section 92 of the Companies Law and subject to any applicable law and these Articles, and subject to the regulations that may be adopted by a resolution in a General Meeting (insofar as they do not contradict any applicable law or these Articles). Any regulation adopted in a General Meeting shall not affect the legality of any action taken by the Board of Directors prior to adoption of such regulation if such action was legal and valid at the time taken. The Company’s Chief Executive Officer shall be appointed by a majority of the Directors, and such Chief Executive Officer’s tenure shall be at the discretion of the Board of Directors.

39.2.	Board Power; Protective Provisions.

39.2.1.	Each Director shall have one vote at any meeting of the Board of Directors.

39.2.2.	Subject to Article 39.2.3 below and any applicable law, resolutions of the Board of Directors shall be adopted by a simple majority of the Directors present and voting at that Meeting.

39.2.3.	Catalyst Consent. Notwithstanding the foregoing, at any time prior to consummation of the closing of a QIPO, in addition to any approval requirements under applicable law, the Company and any of its subsidiaries (existing or future, if any) shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, and shall not permit any subsidiary, directly or indirectly by amendment, merger, consolidation or otherwise, without the affirmative vote or written consent of Catalyst or the Catalyst Director take any action which results, directly or indirectly, in the following:

(a)	any material change to the nature of the Business (or the business of any Company subsidiary) or commencing any new business by the Company or any Company subsidiary which is not ancillary or incidental to the Business or provided for by the Business Plan;

(b)	any significant amendment of or deviation from, any Business Plan;

(c)	incurring or committing to incur any capital expenditure by any Group Company in any financial year, which if so incurred would result in the aggregate amount of capital expenditure incurred and any additional amount budgeted to be incurred in such financial year, exceeding 150% of the total capital expenditure amount specified in the annual budget of such Group Company for that financial year as approved by the Board of Directors;

(d)	any variation of the rights attached to any shares or other Equity Securities of the Company;

(e)	any variation to the terms of any debt instruments of a Group Company; incurring any debt by any Group Company or the giving by a Group Company of any

(f)	credit support (including by way of any guarantee, indemnity or security) to secure the liability of any person or assuming the obligations of any person, if as a result of incurring such debt or giving such credit support the sum of the aggregate debts of the Group and the aggregate amount of credit support provided by the Group would exceed 3 times the EBITDA of the Company as shown in its latest audited financial statements;

(g)	any Deemed Liquidation;

(h)	any acquisition or disposal by a Group Company of any shares with a value in excess of US$5,000,000 (or its equivalent in any other currency), other than an acquisition by a Group Company of shares in another Group Company or a disposal by a Group Company of shares to another Group Company;

(i)	any licence of intellectual property rights by a Group Company, other than in the ordinary and usual course of business;

(j)	any merger, amalgamation or other corporate reorganisation by a Group Company; any proposal to wind up a Group Company or entering into any other voluntary proceeding seeking liquidation, administration (whether out of court of otherwise), reorganisation, readjustment or other relief under any bankruptcy, insolvency or similar law of the appointment of a trustee, receiver, administrator (whether out of court or otherwise) or a liquidator or similar officer; and

(k)	the consummation of a Listing, other than (i) a Qualified IPO or (ii) any Listing (whether or not a Qualified IPO) on the NASDAQ Stock Market or the New York Stock Exchange.

40.	BORROWING/ ISSUING SECURITY

40.1.	Subject to the Companies Law and to these Articles, the Board of Directors may in its discretion from time to time and for the requirements of the Company, decide to initiate whatsoever borrowing by the Company and to secure its repayment as it will deem fit.

40.2.	The Board of Directors may secure the repayment of such sum or sums, the borrowing of which it has initiated, in such manner and on such terms as it shall deem fit either by mortgage, charge or other security on the Company’s undertakings or on its property, in whole or in part (both existing and future).

41.	CHIEF EXECUTIVE OFFICER

41.1.	Subject to the provisions of Article 39, the Board of Directors may from time to time, appoint one or more persons, whether or not he or she is a member of the Board of Directors, as Chief Executive Officer of the Company, either for a fixed period of time or without limitation of time, and to determine, from time to time, the remuneration and terms of his employment. The Board of Directors may also, from time to time, (taking into consideration all the terms of the agreement between him/them and the Company) remove him/them from office and appoint another person or persons in his/their place.

41.2.	Subject to Article 39, the Board of Directors may, from time to time, delegate to and grant the Chief Executive Officer then in office, one or more of the powers which the Board of Directors is authorized to exercise according to these Articles, as it may deem fit, except for such powers as may not be delegated according to Section 92 of the Companies Law, and may grant such powers for such purpose and needs and for such times and on such conditions, and with such limitations as it may deem fit, and it may grant such powers either in parallel with the powers of the Board of Directors in that area, or in place of all or part thereof and it may, from time to time, cancel, rescind, and change all such powers or any one of them.

41.3.	The Chief Executive Officer shall be entitled to attend and to participate in, the deliberations held at General Meetings of the Company and of meetings of the Board of Directors and of its committees, but shall not be entitled to vote thereat unless he is authorized to do so as a Director or Shareholder, as applicable.

42.	MEETINGS OF THE BOARD OF DIRECTORS AND THE PROCEEDINGS

42.1.	Subject to the Companies Law, the Board of Directors will convene in accordance with the needs of the Company.

42.2.	Legal Quorum. The quorum for a meeting of the Board of Directors shall be a majority of the Directors, one of whom must be the Catalyst Investor. The aforesaid shall not apply to any meetings of the Board of Directors that are adjourned only due to the non-participation of the Catalyst Investor which shall only require that a majority of the Directors to be present.

42.3.	A meeting of the Board of Directors may take place by means of any form of communication provided that the participating Directors may simultaneously hear and communicate with each other.

42.4.	A meeting of the Board of Directors at which a legal quorum is present will be authorized to exercise each and every one of the authorities, powers and discretion vested in the Board of Directors in general or which may be exercised by it at such time, by virtue both of the Companies Law and these Articles.

42.5.	The Chairman of the Board of Directors may, at any time, and in the absence of a Chairman, any Director, may, convene a meeting of the Board of Directors, upon at least two (2) days’ notice prior to the date of such requested meeting.

42.6.	A notice in writing at least two (2) days prior to the convening of any meeting of the Board of Directors will be delivered to the members of the Board of Directors; provided however, that the persons entitled to receive such notice may waive such right by written consent (whether before or after such meeting).

42.7.	Notices under this Article 42 may be delivered in person or by mail or by facsimile, or by e-mail, or by telephone to the address of a Director, as recorded in the Company’s records.

42.8.	Written Consent. The Board of Directors shall be authorized to adopt resolutions without convening a meeting, provided that the resolution in writing is approved in writing by, all members of the Board of Directors or any committee thereof, and shall be valid and shall be deemed for all intents and purposes as if adopted by such members at a duly convened meeting of the Board of Directors or of such committee, as the case may be.

43.	CHAIRMAN OF THE BOARD

43.1.	The Board of Directors shall elect one of its members as Chairman. The Board of Directors may remove and replace the Chairman from time to time. The Chairman shall preside at meetings of the Board of Directors, but if a Chairman has not been elected, or if at any meeting the Chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the directors present may appoint one of directors present at such meeting to act as Chairman at that meeting.

43.2.	In the event that the voting on any resolution is equal, then such proposal shall be deemed rejected and the Chairman of the Board of Directors shall not have an additional or casting vote.

44.	COMMITTEES OF THE BOARD OF DIRECTORS

44.1.	Subject to the provisions of the Companies Law and these Articles, the Board of Directors may, as it deems proper, set up committees, appoint members thereto from among the members of the Board of Directors and delegate to such committees its powers, in whole or in part. Notwithstanding the foregoing, the Board of Directors shall not delegate any power to any committee on any of the subjects set out in Section 112 of the Companies Law, except by way of recommendation. The Catalyst Director shall have the right to serve on each committee of the Board.

44.2.	A resolution adopted or an action taken by any committee appointed by the Board of Directors shall have the same validity as a resolution adopted or an action taken by the Board of Directors, unless otherwise explicitly provided in the resolution of the Board of Directors establishing such committee, whether in particular or in general, or under the Companies Law. The Board of Directors may from time to time, extend, limit or revoke the delegation of power to any committee, provided however, that such limitation or revocation of power shall not affect the validity of any resolution with respect to any third party that acted in good faith in reliance of such resolution without knowing of such limitation or revocation.

44.3.	The provisions of these Articles relating to the convening of the Board of Directors, the proceedings thereat, and restrictions on certain actions of the Board of Directors, as set forth in Articles 42, shall apply, mutatis mutandis, to the committees of the Board of Directors.

45.	MINUTES OF THE MEETINGS OF THE BOARD OF DIRECTORS AND THE DIRECTORS COMMITTEES

45.1.	The appropriate officers of the Company shall prepare minutes of the proceedings of, and resolutions adopted at, the meetings of the Board of Directors and any committee thereof, and will keep them at the Company’s Registered Office for a period of at least seven (7) years following the date of each Meeting.

45.2.	Minutes approved and signed by the Chairman of a meeting of the Board of Directors or by the Chairman of the Board of Directors shall constitute prima facie evidence of its contents.

46.	VALIDITY OF ACTS DESPITE DEFECTS

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

47.	INSURANCE AND INDEMNIFICATION

47.1.	Subject to the Companies Law, the Company may exempt an Office Holder (as such term is defined in the Companies Law) from such Office Holder’s liability to the Company caused as a result of a breach of duty of care owed to the Company by such Office Holder, upon such terms and conditions as may be determined from time to time by the Board of Directors.

47.2.	Subject to the Companies Law, the Company may indemnify an Office Holder with respect to any of the following:

47.2.1.	A monetary liability imposed on such Office Holder, or incurred by such Office Holder, in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by court, in respect of an act performed by such Office Holder in its capacity as an Office Holder of the Company;

47.2.2.	Reasonable litigation expenses, including legal fees paid for by the Office Holder, due to investigation or proceeding brought against such Office Holder by authority authorized to hold such investigation or bring such proceeding, in which such Office Holder is not indicted and is not fined (as an alternative to a criminal proceeding), or in which such Office Holder is not indicted but fined (as an alternative to a no fault criminal proceeding), provided that the alleged criminal offense in question does not require proof of criminal intent all in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the company.

47.2.3.	A payment to an injured party as set forth in Section 52(54)(a)(1) of the Israeli Securities Law.

47.2.4.	Reasonable litigation expenses, including legal fees paid for by the Office Holder, or which such Office Holder is obligated to pay under a court order, in a proceeding brought against such Office Holder by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which such Office Holder is found not guilty or in a no fault criminal charge (as defined in Section 260(A)(1A) of the Companies Laws) or in a criminal proceeding, even if such Office Holder is found guilty of an offense that does not require proof of criminal intent, in each case, with respect to an act performed by such Office Holder in its capacity as an Office Holder of the Company or in connection with a financial sanction.

47.2.5.	A payment which an Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4, or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

47.2.6.	Expenses as set forth in Section 50(16)(b)(1) of the Israeli Antitrust Law, 1988, including reasonable legal expenses, which term includes attorney fees.

47.2.7.	Any other event, occurrence or circumstances in respect of which the Company may lawfully indemnify an Officer of the Company.

47.3.	Subject to the Companies Law, the Company may procure, for the benefit of any of its Office Holders, Office Holders’ liability insurance with respect to any of the following:

47.3.1.	A breach of the duty of care owed to the Company or any other Person;

47.3.2.	A breach of the fiduciary duty owed to the Company, provided that such Office Holder acted in good faith and had reasonable grounds to assume that the action would not injure the Company;

47.3.3.	A monetary liability imposed on such Office Holder in favor of a third party, in respect of an act performed by such Office Holder in its capacity as an Office Holder of the Company;

47.3.4.	A payment which an Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4, or I'1 of the Securities Law, expenses as set forth in Section 50(16)(b)(1) of the Israeli Antitrust Law, 1988, and including in each case reasonable legal expenses, which term includes attorney fees; and

47.3.5.	any other circumstances arising under the law with respect to which the Company may, or will be able to, insure an Officer of the Company.

47.4.	Subject to the Companies Law, the Company may undertake to indemnify Office Holders as aforesaid: (i) prospectively, for any of the following: (a) as set forth in Article 47.2.1, provided, however, that the undertaking is limited to events which in the opinion of the Board of Directors are foreseen in light of the actual activity of the Company when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and that the undertaking to indemnify shall specify such events and amount or criteria, or (b) as set forth in Articles 47.2.2 or 47.2.3; and (ii) retroactively.

48.	SIGNATORY RIGHTS

Subject to the provisions of the Companies Law and Article 39, the Board of Directors may authorize any person to act and sign on behalf of the Company, whether individually or jointly with another person, whether generally or for a specific purpose.

49.	RESERVE FUND, DIVIDENDS, BONUS SHARES

49.1.	The Board of Directors may, before making any decision on the distribution of any dividend in respect of any financial year, set aside out of the profits of the Company, such sums as the Board of Directors may deem proper as a reserve fund or a general fund for any needs and purposes which the Board of Directors may determine at its discretion.

49.2.	Subject to the provisions of the Companies Law and Article 39, the Board of Directors may adopt a resolution for the distribution of a dividend. The Board of Directors may also resolve that the dividend may be paid in whole or in part, either in cash or in kind by way of distribution of other assets, including securities or in any other way at its discretion.

49.3.	No dividend shall be payable except out of the profits of the Company and no dividend shall carry interest as against the Company.

49.4.	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer unless another instruction has been issued to the Company signed by the transferor and the transferee.

49.5.	Except in the event where the requesting Shareholder has instructed otherwise, any dividend may be paid to such Shareholder by a crossed cheque sent by registered mail to the address of such Shareholder or of the person entitled to receive it, or in the case of joint owners, to the person first mentioned in the Register of the Shareholders in respect of the joint ownership. Every such cheque shall be drawn in favor of the person to whom it is mailed. The Company will not be liable or responsible in respect of any cheque lost in the mail, or in respect of any dividend lost by any Shareholder or any person entitled thereto, as a result of forged endorsement of any cheque, any fraudulent collection or by any other improper collection thereof.

49.6.	The Shareholders entitled to a dividend shall be the Shareholders on the date on which the resolution for the distribution of the dividend is adopted, or at a later date if such later date was specified in such resolution.

49.7.	The Board of Directors may invest unclaimed dividends within a year after they have been declared, or use them for the benefit of the Company until such time as they are demanded.

50.	FINANCIAL STATEMENTS; COMPANY'S AUDITOR

50.1.	The Company shall operate books of account and will prepare in respect of each year, statements which shall include a balance sheet as at December 31st (the “Determining Date”) and a profit and loss account for the year ending on that date as well as any additional financial statements as may be required in accordance with generally accepted accounting principles. The financial statements shall be approved by the Board of Directors. The financial statements shall be prepared within nine (9) months of each Determining Date.

50.2.	The financial statements shall be kept at the Registered Office for at least seven (7) years following the date of their preparation and will be available for the inspection of the members of the Board of Directors of the Company in office at that time.

50.3.	Not less than once each year, the Directors shall submit to the General Meeting a financial statement including the balance sheet and a profit and loss account, prepared according to generally accepted principles of accounting for the period commencing on the date after the date of the previous financial statements; accompanied with a report prepared by the Directors and the auditors of the Company, relating to the state of affairs of the Company and the amount (if any) which they recommend to be paid as a final dividend, and the amount (if any) they recommend to be transferred to the Company’s reserves.

50.4.	Subject to the provisions of the Companies Law and Article 39, in any Annual Meeting, an auditor shall be appointed to serve in office until the conclusion of the next succeeding Annual Meeting or for a longer period so long as such longer term does not exceed the conclusion of the third Annual Meeting after the Annual Meeting at which such auditor was first appointed.

50.5.	Subject to the provisions of the Companies Law and Article 39, the remuneration of the auditor for performing the audit services shall be determined by the Board of Directors.

51.	NOTICES

51.1.	Subject to other provisions in these Articles and to any requirements according to the Companies Law published and/or to be published by the Ministry of Justice in relation to the serving of notices by the Company to its Shareholders, the following provisions will apply:

51.2.	The Company may serve a notice to any Shareholder to the address recorded in the Shareholders Register, or by sending it to the facsimile or e-mail recorded in the Shareholders Register, and such notice shall be effective (i) if mailed, five (5) business days (and seven (7) business days for international mail) after mailing, (ii) if sent by messenger or delivered by hand, upon delivery, (iii) if sent via facsimile or e-mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided however that any notice change of address shall only be valid upon receipt), and (iv) one (1) business day (and three (3) business days for international mail) after the business day of deposit with Federal Express or similar overnight courier, freight prepaid.

52.	CONFLICTING PROVISIONS

52.1.	These Articles shall amend and supersede any previously adopted Articles of Association of the Company, and any such previous Articles of Association shall be null and void, and shall have no force and effect.

52.2.	In the event that a Hebrew version of these Articles is filed with any regulatory or governmental agency, including the Israeli Registrar of Companies, then whether or not such Hebrew version contains signatures of shareholders, such Hebrew version shall be considered solely as a convenience translation and shall have no binding effect, as between the shareholders of the Company and with respect to any third party. The English version shall be the only binding version of these Articles, and in the event of any contradiction or inconsistency between the meaning of the English version and the meaning of the Hebrew version, the Hebrew version shall be disregarded, shall have no binding effect and shall have no impact on the interpretation of these Articles.

53.	AMENDMENT OF THESE ARTICLES

53.1.	Subject to applicable law and to Article 39, these Articles may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), by resolution adopted by the Holders of the majority of the issued and outstanding Preferred Shares and Ordinary Shares, voting together as a single class on an as converted basis, except as otherwise provided in the Companies Law.

53.2.	Any amendment to these Articles will become effective on the date of the resolution adopting such amendment, unless the Companies Law or said resolution provides that such amendment will come into force at a later time.

53.3.	Notwithstanding the foregoing:

53.3.1.	any right granted specifically to Catalyst (by name) may not be amended or terminated, or the observance of any specific term of these Articles may not be waived, without, in addition to the requirement set forth in Article 39 (if applicable), the written consent of Catalyst, unless such right has expired in accordance with its term (each, a “Specific Right”);

53.3.2.	any right granted to the holders of certain majority may not be amended or terminated or the observance of any specific term of these Articles granted to such majority may not be waived, without the written consent of the holders of such majority;

53.3.3.	any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and

53.3.4.	any right or obligation applicable to the Founders may not be amended, terminated or waived without the prior written consent of Founders holding a majority of the outstanding Ordinary Shares held by all Founders.

53.4.	It is hereby clarified that, in the event that each of holder of Preferred Shares completes a Transfer of: (i) all of the Shares held by each such holder, any Specific Rights granted to such holder under these Articles shall be deemed to have been transferred along with the transferred Shares to any future holder of such Shares (the “Purchaser”), such that the person underlying each Specific Right shall automatically and without the need of any further action by the Company, the Shareholders or any other person, be deemed to be replaced by the Purchaser, or any other person holding the Shares at any such time, (ii) solely a portion of the Shares held by such holder of Preferred Shares (but not all of the Shares hold by it), such holder may (but shall not be obliged to) transfer some or all of the Specific Rights ascribed to him under these Articles.

54.	EXCLUDED OPPORTUNITIES

To the fullest extent permitted by law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Preferred Shares or any affiliate, partner, member, director, Shareholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

********************